Exhibit 99.1

                  RADYNE ELECTS DR. JAMES SPILKER, JR. TO BOARD

    PHOENIX, Aug. 24 /PRNewswire-FirstCall/ -- Radyne Corporation
(Nasdaq: RADN) announced that on August 23, 2005 its Board of Directors elected Dr. James Spilker, Jr. to join as a new member. Dr. Spilker's election will expand the Board to six members.

    "We are delighted to obtain the industry knowledge and insight of Jim Spilker," said C. J. Waylan, Chairman of Radyne's Board. "His experience in emerging technologies as well as bringing new products to market will be valuable as Radyne continues to grow. We welcome him to our company"

    Dr. Spilker was a co-founder and currently serves on the Board of Directors of Rosum Corporation, which designs and markets a location tracking solution. He is also on the Strategic Advisory Board for Boeing Connexion Internet access.

    Between 1973 and 1999, Jim was founder, Chairman, and CEO of Stanford Telecommunications, Inc., which he grew to approximately 1300 employees. Jim served on the advisory boards for several Internet access and ASIC related companies, as well as the Board of Advisors for the Stanford School of Engineering, the Board of Advisors for the USC School of Engineering, the US Congressional Advisory Board for the International Space Station, and the US Air Force GPS Independent Review Team. He was chairman of the Technical Activities Board for the IEEE Communications Sciences Institute, and a consulting professor at Stanford University. He originated various forms of the Delay Lock Loops used in almost all cellular CDMA and GPS receivers. He was also the co-architect of the original GPS system, and the next generation GPS L5 codes.

    Dr. Spilker is a member of the Board of Advisors of the USC Communications Sciences Institute, the National Academy of Engineering and is a Life Fellow of IEEE. He is the author of Digital Communications by Satellite and a coauthor of Global Positioning System; Theory and Application and Evolution of Modern Communications Security.

    He completed a B.S. in Electrical Engineering at Stanford University in 1955 followed by an M.S. Electrical Engineering, in 1956 and a Ph.D. in 1958. Both graduate degrees were received from Stanford University. In addition, Jim attended the UCLA Graduate School of Management, Senior Management Program in 1985.

    About Radyne Corporation
    Radyne Corporation designs, manufactures, sells, integrates and installs products, systems and software used for the transmission and reception of data and video over satellite, microwave and cable communication networks. The Company, through its Tiernan subsidiary, is a supplier of HDTV and SDTV encoding and transmission equipment. The Xicom Technology subsidiary is a producer of high power amplifiers for communications applications. Radyne is headquartered in Phoenix, Arizona, has manufacturing facilities in Phoenix, Arizona and San Diego, and Santa Clara, California and sales offices in Singapore, Beijing, Jakarta and the United Kingdom. The Company also has sales and/or service centers in Sao Paulo, Bangalore, Shanghai and Moscow. For more information, visit our web site at www.radn.com. Additional information on Xicom is available at www.xicomtech.com .

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    Safe Harbor Paragraph for Forward-Looking Statements
    This press release includes statements that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act") and Radyne claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms "may," "believes," "projects," "expects," or "anticipates," and do not reflect historical facts. Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of Radyne Corporation and its subsidiaries to be materially different from those expressed or implied by such forward-looking statements. Factors that could affect Radyne Corporation's results and cause them to materially differ from those contained in the forward-looking statements contained herein include, without limitation our belief that Radyne Corporation will continue to grow or that new Board members will be of assistance in increasing Radyne sales and profitability.

    Other factors that may affect forward-looking statements and the Company's business generally include but are not limited to:

     * Prospects of the international markets and global economy given that Radyne Corporation depends heavily on international sales.
     * A downturn in the evolving telecommunications and Internet industries.
     * Risk factors and cautionary statements made in Radyne Corporation's Annual Report on Form 10-K for the period ended December 31, 2004 and in its' Quarterly Report of Form 10-Q for the period ended March 31, 2005.
     * The effect that acts of international terrorism may have on Radyne Corporation's ability to ship products abroad.
     * Other factors that Radyne Corporation is currently unable to identify or quantify, but may exist in the future.

    Forward-looking statements speak only as of the date the statement was made. Radyne Corporation does not undertake and specifically declines any obligation to update any forward-looking statements.

    Contact: Malcolm Persen, Chief Financial Officer, 602.437.9620

SOURCE  Radyne Corporation
    -0-                             08/24/2005
    /CONTACT: Malcolm Persen, Chief Financial Officer of Radyne Corporation, +1-602-437-9620/
    /Web site:  http://www.xicomtech.com /
    /Web site:  http://www.radn.com /